UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

APOTHECA BIOSCIENCES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Roosevelt Blvd, Suite 1000c Saint Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

(727) 228-3994

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On June 24, 2019, the Company has agreed to an exclusive license agreement with CB Scientific to carry and sell its patented “Test4 Personal analytics” test kits for THC, CBD and EDIBLES, making Apotheca and its ProMED subsidiary the only CBD infused product provider with these types of personal CBD test kits being sold alongside its CBD infused products.

CB Scientific has developed and marketed Test4 kits Technology, which is a novel rapid test for THC, CBD and other cannabinoids from different samples. Launched in 2015, the detection kit lineup has been well received worldwide. Using a modified and calibrated chemical dye test, CB Scientific brings safe, quick and easy to determine results through our colorimetric detection kits.

The Company has been in discussion with several law enforcement agencies around the country to stock and carry ProMED’s Test4 Personal analytics test kits to mitigate their issue concerning a way to distinguish Hemp flowers from Cannabis flowers.

The Company will pay 30%-40% royalty for any test kits sold to CB Scientific. The “Test4 Personal analytics” is branded under ProMED and will be sold through distributors and online.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOTHECA BIOSCIENCES IN

Date: June 27, 2019	By:	/s/ P.C. Sundar
Dr. P.C. Sundar, Chairman & CEO